EXHIBIT 99.3

For Immediate Release

Media inquiries: Darci Valentine	Analyst inquiries: Jonathan Peisner
(317) 249-4414	(317) 249-4390
darci.valentine@karauctionservices.com	jonathan.peisner@karauctionservices.com

KAR AUCTION SERVICES ANNOUNCES ACQUISITION OF
50 PERCENT OWNERSHIP STAKE IN TRADEREV
ADESA, TradeRev Partner to Provide Dealer-to-Dealer Online Auction

CARMEL, Ind., August 5, 2014—Carmel, Ind.-based KAR Auction Services, Inc. (NYSE: KAR), a provider of used vehicle auction services, announced today that its business unit ADESA has acquired a 50 percent stake in Toronto-based Nth Gen Software Inc. (“TradeRev”) and its online vehicle remarketing system, TradeRev. The total purchase price for the transaction is approximately $30 million in cash. ADESA also announced that it has entered into a joint marketing agreement with TradeRev to assist in expanding its footprint in the dealer-to-dealer online space in the U.S. and Canadian markets. ADESA will be the exclusive provider of certain products and services to TradeRev’s customers. ADESA will also leverage its 65 auction locations across North America and the company’s strong online auction presence and dealer network to support TradeRev’s diverse dealer offerings.
TradeRev is an online automotive remarketing system where dealers can launch and participate in real-time vehicle auctions at any time from their mobile devices or desktop.
“TradeRev allows dealers to obtain instant bids while the retail customer is sitting in the showroom by providing a private, customized network for buyers and sellers that quickly and efficiently moves fresh trades,” said ADESA President and CEO Stéphane St-Hilaire. “We acknowledge that dealers are using technology more and more to buy and sell cars,” said St-Hilaire. “In that regard, TradeRev is a natural evolution in the dealer-to-dealer space which includes approximately 20-22 million transactions a year.”

Mark Endras, the president, founder and creator of TradeRev, and the company’s management team own the other 50 percent interest in TradeRev.
“We have long admired ADESA’s ability to deliver simple, consistent solutions in the used-vehicle market and the company’s capability to provide a broad network of users across Canada and the United States,” said Endras. “TradeRev has always believed in providing dealers and wholesalers cutting-edge technology to enable them to create new efficiencies within their operations. Partnering with ADESA will allow us to share our innovative TradeRev technology with even more customers across North America.”
Registered dealers list cars in a TradeRev auction, and participating buyers get an instant notification of new vehicles as they are posted. This system also has a variety of sales tools, as well as immediate analytics for accurate vehicle appraisals. Founded in 2009, TradeRev currently operates throughout Canada and in some U.S. states.

About KAR Auction Services
KAR Auction Services, Inc. (NYSE: KAR), a FORTUNE® 1000 company, operates used vehicle auction services for North American sellers and buyers worldwide. Based in Carmel, Ind., the KAR group of companies is comprised of ADESA, Inc. (ADESA), Insurance Auto Auctions, Inc. (IAA), Automotive Finance Corporation (AFC), and additional business units, with nearly 12,000 employees across the globe.
ADESA operates 65 wholesale used vehicle auctions and IAA has 166 salvage vehicle auctions. Both companies offer leading online auction platforms to provide greater access for customers. AFC provides inventory financing and comprehensive business services primarily to independent used vehicle dealers from its 107 locations. Together, KAR’s complementary businesses provide support, technology and logistics for the used vehicle industry. For more information, visit karauctionservices.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “contemplates” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding the proposed transaction.  Factors that could cause or contribute to such differences include those matters disclosed in KAR’s Securities and Exchange Commission filings. KAR does not undertake any obligation to update any forward-looking statements.

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